Exhibit 4.20

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

DATED 16th November 2015

(1) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD

- and -

(2) SUMMIT THERAPEUTICS PLC

- and -

(3) ISIS INNOVATION LIMITED

VARIATION AGREEMENT

relating to the Option Agreement in relation to the

intellectual property rights arising in the performance of

the Sponsored Research Agreement and Research Field

dated 22 November 2013

THIS AGREEMENT (the “Variation Agreement”) is dated 16th November 2015 (the “Variation Date”)

BETWEEN:-

(1)	THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD, whose administrative office is at University Offices, Wellington Square, Oxford, OX1 2JD (the “University”); and

(2)	SUMMIT THERAPEUTICS PLC, a public limited company incorporated in England and Wales with company number 05197494 whose address is 85b Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (the “Summit”); and

(3)	ISIS INNOVATION LIMITED, a private limited company incorporated in England and Wales with company number 02199542, whose registered office is at University Offices, Wellington Square, Oxford, OX1 2JD (“Isis”),

each a “Party” and together the “Parties”.

RECITALS

(A)	The Parties entered into an option agreement in which Isis granted an option to Summit in relation to the intellectual property rights arising in the performance of the Sponsored Research Agreement and Research Field dated 22 November 2013 (the “Option Agreement”).

(B)	On 19 February 2015, the Shareholders of Summit passed a resolution to change the name of Summit from Summit Corporation plc to Summit Therapeutics plc.

(C)	The Parties now wish to amend the Option Agreement as set out in this Variation Agreement.

NOW IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	The terms defined in the Option Agreement shall have the same meanings when used in this Variation Agreement unless specifically indicated otherwise.

1.2	A reference to this Variation Agreement shall include any Schedules.

1.3	The words “include”, “including”, or “in particular” are deemed to have the words “without limitation” following them.

2.	VARIATION

2.1	In consideration of Isis agreeing to the extension of the term of the Option Agreement, as a result of the amendment to the Sponsored Research Agreement (as defined below) and the variation set out in clause 2.2.1 of this Variation Agreement, Summit shall pay to Isis the sum of £[**] pounds) within [**] days of receipt by Summit of an invoice from Isis for such sum, said invoice to be issued on or after the Variation Date.

2.2	With effect from the Variation Date of this Variation Agreement, the Parties agree the following amendments to the Option Agreement:

2.2.1	the text of Recital B of the Option Agreement is amended as follows, where deletions are shown in struck through text and additions are shown in underlined text:

Summit is in addition funding certain research at the University of Oxford as provided for in a separate sponsored research agreement dated on or around the Effective Date and as subsequently amended from time to time (“Sponsored Research Agreement”)”.

For the sake of clarity, the Parties acknowledge that by virtue of an extension to the term of the Sponsored Research Agreement, the term of the Option Agreement shall be equivalently extended.

2.2.2	the text of Schedule 7 of the Option Agreement, entitled ‘Chemical Lead Criteria’ shall be deleted in its entirety and replaced with the Schedule 7 enclosed as the Appendix to this Variation Agreement entitled ‘Definition of Chemical Lead for New Generation Utrophin Modulators’ and any reference to Schedule 7 of the Option Agreement shall, from the date of its ratification by the Joint Steering Committee being 30 June 2015, be to this new, replacement, Schedule 7.

3.	GOVERNING LAW AND JURISDICTION

3.1	This Variation Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

3.2	The Parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim arising out of in connection with this Variation Agreement or its subject matter or its formation (including non-contractual disputes or claims).

IN WITNESS of this Agreement, the Parties have executed this Agreement through their duly authorised representatives.

SIGNED for and on behalf of THE	)	/s/ Lisa Driver Davidson
CHANCELLOR MASTERS AND	)
SCHOLARS OF THE UNIVERSITY	)
OF OXFORD:-)

Name: Lisa Driver Davidson

Title: Senior Research Services Manager University of Oxford

Date: 30/10/15

SIGNED for and on behalf of SUMMIT	)	/s/ Glyn Edwards
THERAPEUTICS PLC:-)
)

Name: Glyn Edwards

Title: Chief Executive Officer

Date: 16th November 2015

SIGNED for and on behalf of ISIS	) )	/s/ Linda Naylor
INNOVATION LIMITED :-	) )
) )
)
Name: Linda Naylor

Title: Managing Director Isis Innovation Ltd

Date: 6/11/15

APPENDIX

SCHEDULE 7: Definition of Chemical Lead for New Generation Utrophin Modulators

Chemical Profile:
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Biological Profile:

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